Exhibit 10.2

WAIVER AND FIRST AMENDMENT

This WAIVER AND FIRST AMENDMENT (this “Amendment”) to the Credit Agreement referred to below is made as of December 1, 2011, which shall have an effective date of November 29, 2011 (the “First Amendment Effective Date”), by and among ALBANY MOLECULAR RESEARCH, INC., a Delaware corporation (the “Borrower”), AMRI RENSSELAER, INC., a Delaware corporation (“AMRI Rensselaer”), AMRI BOTHELL RESEARCH CENTER, INC., a Delaware corporation (“AMRI Bothell”), AMRI BURLINGTON, INC., a Massachusetts corporation (“AMRI Burlington”) and BANK OF AMERICA, N.A., a national association (“Bank of America”), in its capacities as Administrative Agent (as defined in the Credit Agreement) and L/C Issuer (as defined in the Credit Agreement) under the Credit Agreement and the lenders party hereto (the “Approving Lenders”).

WHEREAS, the Borrower, the Guarantors, Bank of America in its capacities as Administrative Agent and L/C Issuer and the Lenders party thereto entered into that certain Amended and Restated Credit Agreement, dated June 3, 2011 (as amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement” and as further amended hereby, the “Credit Agreement”).  Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Credit Agreement.

WHEREAS, the Borrower has informed the Administrative Agent, L/C Issuer and the Lenders that the Defaults and Events of Default set forth on Schedule A attached hereto (the “Specified Defaults”) have occurred and are continuing;

WHEREAS, the Borrower has requested that the Administrative Agent, L/C Issuer and the Lenders waive the Specified Defaults and amend the Existing Credit Agreement;

WHEREAS, the Administrative Agent, L/C Issuer and the Approving Lenders are prepared to waive the Specified Defaults and amend the Existing Credit Agreement on the terms, subject to the conditions and in reliance on the representations and covenants set forth herein;

NOW THEREFORE, in consideration of the mutual agreements contained in the Existing Credit Agreement and herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

§1.         Waiver.

(a)          Subject to the satisfaction of all of the terms and conditions set forth herein, the Administrative Agent, L/C Issuer and the Approving Lenders hereby waive each of the Specified Defaults.  The waiver contained in this Section 1(a) shall not extend beyond the terms expressly set forth herein for such waiver, nor impair any right or power accruing to the Administrative Agent, L/C Issuer or any Lender under the Credit Agreement, any other Loan Document, or under law with respect to any other Default or Event of Default or any Default or Event of Default which occurs after the date hereof.  Nothing contained herein shall be deemed to imply any willingness of the Administrative Agent, L/C Issuer or any Lender to agree to, or otherwise prejudice any rights of the Administrative Agent, L/C Issuer or of the Lenders with respect to, any similar waiver that may be requested in the future by the Borrower.

(b)         Upon the occurrence of any Default or Event of Default (other than the Specified Defaults), the Administrative Agent, L/C Issuer or any Lender may take any and all actions permitted to be taken by such party under the Credit Agreement, any other Loan Document, or under law.

§2.         No Additional Credit Extensions.  Notwithstanding anything to the contrary in the Credit Agreement or any other Loan Document the Borrower, the Administrative Agent, the L/C Issuer and the Lenders hereby agree that, (i) the Borrower shall have no right to make, and the Administrative Agent, the L/C Issuer and the Lenders shall have no obligation to honor, any Request for Credit Extension (including, without limitation, any request for an extension or renewal of any Letter of Credit or any other L/C Credit Extension), (ii) with respect to any Letter of Credit that is an Auto-Extension Letter of Credit, the L/C Issuer shall issue a notice of non-renewal prior to December 15, 2011 (or such earlier time as the terms of each such Letter of Credit may require) with respect each such Auto-Extension Letter of Credit to prevent the automatic renewal thereof and Borrower hereby consents to the issuance of each such notice, and with respect to all other Letters of Credit, such Letters of Credit that expire by their terms prior to the Maturity Date (to the extent not drawn) shall be cancelled upon such expiration, and (iii) all drawings under any Letter of Credit shall be immediately reimbursed in full in cash by the Borrower (for the avoidance of any doubt, the Borrower shall not be permitted to provide cash collateral in lieu thereof).

§3.         DPLC Payments.  Notwithstanding anything to the contrary in the Credit Agreement or any other Loan Document, from and after the First Amendment Effective Date, upon a drawing of any letter of credit issued by Bank of America under the Reimbursement Agreement, the Borrower shall prepay the Obligations in an amount equal to 100% of all DPLC Obligations due and owing under the Reimbursement Agreement following such drawing and such prepayment shall be applied in the manner set forth set forth in Section 8.03 of the Credit Agreement.

§4.         Refinancing Covenant.  On or prior to March 31, 2012, the Borrower shall deliver to the Administrative Agent a binding commitment letter duly executed by the Borrower and a refinancing lender reasonably acceptable to the Administrative Agent, detailing a refinancing of the Borrower’s Obligations under the Credit Agreement (including, without limitation, the Bank of America DPLC Obligations) pursuant to a transaction that (a) is contemplated to close on or prior to June 1, 2012 and (b) will repay the Obligations in cash and in full upon the closing of such transaction.

§5.         Amendment Fee.  The Borrower shall pay to the Administrative Agent, for the pro rata account of the Approving Lenders, the following fees (collectively, the “First Amendment Fee”): (a) a fee in an amount equal to 0.25% times the Total Outstandings on the First Amendment Effective Date (after giving effect to the payments to be made with respect to this Amendment), which fee shall be fully earned and due and payable upon the First Amendment Effective Date (“First Amendment Fee – First Installment”), (b) a fee in an amount equal to 1.00% times the Total Outstandings on January 31, 2012, which fee shall be fully earned on January 31, 2012 and shall be due and payable upon the earlier of (x) the Maturity Date and (y) the date that all other Obligations are paid in full in cash and the Commitments are terminated (“First Amendment Fee – Second Installment”), and (c) a fee in an amount equal to 1.50% times the Total Outstandings on March 31, 2012, which fee shall be fully earned on March 31, 2012 and shall be due and payable upon the earlier of (x) the Maturity Date and (y) the date that all other Obligations are paid in full in cash and the Commitments are terminated (“First Amendment Fee – Third Installment”); provided that, in the event of the acceleration of the Obligations, the First Amendment Fee – Second Installment and First Amendment Fee – Third Installment shall be immediately due and payable and, to the extent the date specified in clause (b) and/or clause (c) of this Section 5 upon which such fees shall be fully earned shall not have then occurred, such date specified in clause (b) and/or clause (c) of this Section 5 shall be deemed to be the date of the acceleration of the Obligations and the First Amendment Fee – Second Installment and First Amendment Fee – Third Installment, as applicable, shall be based on the amount of the Total Outstandings on such date of acceleration.

§6.         Amendments to the Existing Credit Agreement.

(a)          Amendment to Section 1.01 (Defined Terms).  Section 1.01 of the Existing Credit Agreement is hereby amended by:

(i)           restating the definition of “Applicable Rate” in its entirety as follows:

“ “Applicable Rate” means, from and after the First Amendment Effective Date, 3.750% per annum for Base Rate Loans, 4.750% for Eurodollar Rate Loans and Letter of Credit Fees and 0.625% per annum for the Commitment Fee.”

(ii)          inserting the following new definition in the appropriate alphabetical order:

“ “First Amendment Effective Date” means November 29, 2011.”

(b)          Amendment to Section 2.06(b) (Termination or Reduction of Commitments).  Section 2.06(b) of the Existing Credit Agreement is hereby amended by inserting the following clause as sub clause (iii) of such Section 2.06(b):

“(iii)       On the First Amendment Effective Date, the Revolving Credit Facility shall be reduced to an amount equal to $7,500,000.00.  From and after the First Amendment Effective Date, the Revolving Credit Facility (i) shall be reduced simultaneously with the expiration of any Letter of Credit (by an amount equal to the face amount of any such Letter of Credit so expired) and/or any drawing under any Letter of Credit (by an amount equal to the amount so drawn under such Letter of Credit), and (ii) may be further reduced in the sole and absolute discretion of the Administrative Agent, provided, however, that the Administrative Agent and Lenders agree the Revolving Credit Facility shall in no event be an amount less than the Outstanding Amount of L/C Obligations (including any increase in the amount thereof as a result of fluctuations in prevailing currency exchange rates).  Reductions to the Revolving Credit Facility (and increases (if any) contemplated by the proviso to the second sentence of this Section 2.06(b)(iii)) shall be applied to the Revolving Credit Commitment of each Lender on a pro rata basis in accordance with such Lender’s Applicable Revolving Credit Percentage.  This Section shall supersede any provisions in Section 11.01 to the contrary.”

(c)         Amendment to Section 2.07 (Repayment of Loans).  Section 2.07 of the Existing Credit Agreement is hereby amended by restating clause (a) of such Section 2.07 in its entirety as follows:

“(a) Term Loans.  The Borrower shall repay the principal amount of the Term Loans as set forth on the table below:

Payment Date	Payment Amount
December 16, 2011	$400,000
January 31, 2012	$400,000
June 1, 2012	Aggregate principal amount of all Term Loans outstanding
”

(d)         Amendment to Section 2.09 (Fees).  Section 2.09(a) of the Existing Credit Agreement is hereby amended by adding the following sentence to the end of clause (a) of such Section 2.09(a):

“Notwithstanding anything to the contrary in this Section 2.09(a), the Borrower shall have no obligation to pay any Commitment Fee from and after the First Amendment Effective Date.”

(e)         Amendment to Section 7.11 (Financial Covenants).  Section 7.11 of the Existing Credit Agreement is hereby amended by restating such Section 7.11 in its entirety as follows:

“(a)        Consolidated EBITDA.  Permit the Consolidated EBITDA as of the end of any Measurement Period of the Borrower set forth below to be less than the amount set forth below opposite such date:

Measurement Period Ending	Minimum Consolidated EBITDA
June 30, 2011	$4,000,000
September 30, 2011	$4,000,000

(b)         Minimum Unrestricted Cash and Cash Equivalents.  Permit Unrestricted Cash and Cash Equivalents as of the end of any calendar month to be less than the amount set forth below opposite such date:

Calendar Month Ending	Minimum Cash and Cash Equivalents
Each of June 30, 2011 and July 31, 2011	$10,000,000
August 31, 2011	$11,000,000
Each of September 30, 2011 and October 31, 2011	$12,000,000
Each of November 30, 2011 and December 31, 2011	an amount equal to 110% of the sum of: (i) Total Outstandings and (ii) the Bank of America DPLC Obligations (in each case, at such time)
January 31, 2012	an amount equal to 110% of Total Outstandings (in each case, at such time)
February 29, 2012 and as of the end of each calendar month thereafter	an amount equal to 110% of the sum of: (i) Total Outstandings and (ii) the Bank of America DPLC Obligations (in each case, at such time)

(f)          Amendment to Section 7.12 (Capital Expenditures).  Section 7.12 of the Existing Credit Agreement is hereby amended by restating such Section 7.12 in its entirety as follows:

“Capital Expenditures.  Make or become legally obligated to make any Capital Expenditure, except for Capital Expenditures in the ordinary course of business not exceeding, in the aggregate for the Borrowers and their Subsidiaries during any calendar quarter, $3,100,000.  For the calendar quarters ending December 31, 2011 and March 31, 2012 and that portion of the calendar quarter ending June 30, 2012 prior to the Maturity Date, the covenant set forth in the foregoing sentence shall not apply.”

§7.        Ratification of Obligations.

(a)         The Borrower and each Guarantor hereby ratify and confirm all of their respective Obligations to the Administrative Agent, L/C Issuer and each Lender under the Credit Agreement and the other Loan Documents.  The Borrower and each Guarantor hereby affirm their absolute and unconditional promise to repay all Obligations to the L/C Issuer and the Lenders.  The Borrower and each Guarantor hereby confirm that all of their Obligations under the Credit Agreement and the other Loan Documents, are and remain secured pursuant to the terms of (i) that certain Security Agreement, dated as of June 3, 2011 (the “Security Agreement”), by the Borrower and each Guarantor in favor of the Administrative Agent for the benefit of the Secured Parties and (ii) the Collateral Documents.

(b)         The parties hereto hereby acknowledge and agree that, as of November 29, 2011 (i) the aggregate outstanding principal amount of the Term Loans (prior to the Administrative Agent’s receipt of the prepayment set forth in Section 9(b) below) is $5,950,000.00, (ii) the aggregate outstanding amount of L/C Obligations is $7,171,127.22, and (iii) the aggregate outstanding amount of Bank of America DPLC Obligations is $3,323,452.05.

(c)         Each Loan Party agrees that (x) such Loan Party has no offsets, counterclaims or defenses to any Obligation of such Loan Party under the Credit Agreement or any of the other Loan Documents, or to the rights, remedies or powers of the Administrative Agent, L/C Issuer or any Lender in respect of any such Obligations, and (y) such Loan Party shall not seek to interpose (and does hereby waive and release) any such defense, set-off or counterclaim in any action brought by Administrative Agent, L/C Issuer or any Lender with respect thereto.

§8.        Representations and Warranties. The Borrower and each other Loan Party hereby represent and warrant to the Administrative Agent, L/C Issuer and the Lenders as follows:

(a)         The execution and delivery by each Loan Party of this Amendment and the performance by such Loan Party of its obligations and agreements under this Amendment, the Credit Agreement and the other Loan Documents are, as applicable, within the corporate authority of such Loan Party, have been duly authorized by all necessary corporate proceedings on behalf of such Loan Party, and do not and will not contravene any provision of law, statute, rule or regulation to which such Loan Party is subject or such Loan Party’s Organization Documents or any amendment thereof or of any agreement or other instrument binding upon such Loan Party.

(b)         Each of this Amendment, the Credit Agreement and the other Loan Documents to which each Loan Party is a party constitutes the legal, valid and binding obligation of such Loan Party, enforceable in accordance with their respective terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights or general principals of equity.

(c)         No approval or consent of, or filing with, any governmental agency or authority by any Loan Party is required to make valid and legally binding the execution, delivery or performance by any Loan Party of this Amendment, the Credit Agreement or any other Loan Documents to which it is a party.

(d)         After giving effect to this Amendment, the representations and warranties contained in Article V of the Credit Agreement, and the representations warranties contained in the other Loan Documents to which each Loan Party is a party are true and correct in all material respects at and as of the date made and as of the date hereof with respect to such Loan Party, except (i) to the extent of changes resulting from transactions contemplated or permitted by this Amendment, the Credit Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse to such Loan Party, and (ii) to the extent that such representations and warranties relate expressly to an earlier date.

(e)         Each Loan Party has performed and complied in all material respects with all of the terms and conditions in the Credit Agreement and the other Loan Documents required to be performed or complied with by it prior to or at the time hereof, and as of the date hereof, after giving effect to the provisions hereof, there exists no Event of Default or Default.

§9.        Conditions Precedent.  This Amendment shall become effective as of the First Amendment Effective Date conditioned upon the satisfaction of the following conditions precedent in a manner reasonably satisfactory to the Administrative Agent, the L/C Issuer and the Approving Lenders:

(a)         the Administrative Agent shall have received an effective Amendment, duly executed and delivered by the Borrower, each Guarantor, the Administrative Agent, the L/C Issuer and each Approving Lender;

(b)         the Administrative Agent shall have received a prepayment of the Term Loans in an aggregate principal amount equal to or greater than $3,000,000;

(c)          no Default or Event of Default (other than the Specified Defaults) shall have occurred and be continuing;

(d)         the representations and warranties set forth in Section 8 of this Amendment shall be true and correct;

(e)         the Administrative Agent shall have received evidence that all requisite corporate action necessary to specifically authorize the valid execution and delivery by each Loan Party of this Amendment and specifically approve the transactions contemplated hereby shall have been taken;

(f)          the Administrative Agent, for the ratable benefit of the Approving Lenders, shall have received payment in full in cash of the First Amendment Fee – First Installment, which shall be fully earned upon the payment thereof to Administrative Agent and shall not be refundable for any reason whatsoever;

(g)         the Administrative Agent shall have received payment in full in cash by the Loan Parties of all fees that are due and payable on or prior to the First Amendment Effective Date and all out-of-pocket expenses (including reasonable documented out-of-pocket fees, charges and disbursements of counsel to the Administrative Agent) incurred by the Administrative Agent in connection with this Amendment; and

(h)         the Administrative Agent shall have received such other items, documents, agreements, items or actions as the Administrative Agent, L/C Issuer or any Lender may reasonably request.

§10.      Payment of Interest, Fees and Expenses.  The Borrower hereby authorizes the Administrative Agent to charge or debit its deposit accounts or securities accounts in amounts necessary for the payment of any unpaid principal, interest, costs, fees, charges, expenses and other amounts owed to the Administrative Agent, L/C Issuer and the Lenders or their affiliates under this Amendment or any other Loan Document.

§11.      Release. Each of the Loan Parties (for itself and on behalf of its respective Related Parties) acknowledges and agrees that on account of any past or presently existing condition, act, omission, event, contract, liability, obligation, indebtedness, claim, cause of action, defense, circumstance or matter of any kind: (a) no Loan Party or any Related Party of any Loan Party has any claim or cause of action against the Administrative Agent, L/C Issuer or any Lender (or any of their directors, officers, employees, agents or any Secured Party or any Related Party of any Secured Party); (b) no Loan Party or any Related Party of any Loan Party has any offset right, counterclaim or defense of any kind against any of their respective Obligations, indebtedness or liabilities to the Administrative Agent, L/C Issuer and each Lender (or any other Secured Party or any Related Party of any Secured Party); and (c) the Administrative Agent, L/C Issuer and each Lender (and all of their respective directors, officers, employees, agents and each other Secured Party and any Related Party of any Secured Party) has heretofore properly performed and satisfied in a timely manner all of their obligations to each Loan Party and each Related Party of each Loan Party.  Each Loan Party and each Related Party of each Loan Party wish to eliminate any possibility that any past conditions, acts, omissions, events, circumstances or matters would impair or otherwise adversely affect any of the Administrative Agent’s, L/C Issuer’s, any Lender’s, any other Secured Party’s or any Related Party of any of the Secured Party’s rights, interests, contracts, collateral security or remedies.  Therefore, each Loan Party (for itself and on behalf of its respective Related Parties) unconditionally releases, waives and forever discharges (i) any and all liabilities, obligations, duties, promises or indebtedness of any kind of the Administrative Agent, the L/C Issuer and each Lender, each other Secured Party and each Related Party of each Secured Party to each Loan Party and each Related Party of each Loan Party, except the obligations to be performed by the Administrative Agent, the L/C Issuer, each Lender and each other Secured Party on or after the date hereof as expressly stated in the Amendment, the Credit Agreement or the other Loan Documents, and (ii) all claims, offsets, causes of action, suits or defenses of any kind whatsoever (if any), whether arising at law or in equity, whether known or unknown, which any Loan Party or any Related Party of any Loan Party might otherwise have against the Administrative Agent, the L/C Issuer, any Lender, any other Secured Party or any Related Party of any Secured Party, in either case (i) or (ii), on account of any past or presently existing condition, act, omission, event, contract, liability, obligation, indebtedness, claim, cause of action, defense, circumstance or matter of any kind or which could arise after the date hereof as a result of the execution of (or satisfaction of any condition precedent to) this Amendment.

§12.      Miscellaneous Provisions.

(a)         Except as otherwise expressly provided for in this Amendment, this Amendment does not constitute an amendment or waiver of any other term or condition of the Existing Credit Agreement or any other Loan Document, and all such other terms and conditions are hereby ratified and confirmed and shall remain in full force and effect.  Nothing contained in this Amendment shall be construed to imply a willingness on the part of the Administrative Agent, L/C Issuer or any Lender to grant in the future any similar or other future amendment of any of the terms and conditions of the Credit Agreement or the other Loan Documents.  Nothing contained herein shall in any way prejudice, impair or otherwise adversely affect any rights or remedies of the Administrative Agent, the L/C Issuer or any Lender under the Credit Agreement or any other Loan Document or under law.

(b)         This Amendment shall constitute a Loan Document under the Credit Agreement, and all obligations included in this Amendment (including, without limitation, all obligations for the payment of principal, interest, fees, and other amounts and expenses) shall constitute Obligations under the Credit Agreement and shall be secured by the collateral security for the Obligations under the Credit Agreement and the other Loan Documents.

(c)         Failure to comply with any of the covenants and agreements contained in this Amendment shall constitute an immediate Event of Default under the Credit Agreement.

(d)         This Amendment shall be construed according to and governed by the laws of the Commonwealth of Massachusetts (excluding the laws applicable to conflicts or choice of law).

(e)         This Amendment may be executed in any number of counterparts, but all such counterparts shall together constitute but one instrument.  Delivery of an executed counterpart of a signature page of this Amendment by facsimile or electronic communication shall be effective as delivery of a manually executed counterpart of this Amendment.  In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart signed by each party hereto by and against which enforcement hereof is sought.

(f)          Each Loan Party hereby agrees to pay on demand all out-of-pocket expenses incurred by the Administrative Agent, the L/C Issuer and each Lender in connection with the transactions contemplated by this Amendment, including, without limitation, the reasonable documented out-of-pocket fees, charges and disbursements of counsel to the Administrative Agent whether billed prior to, on or after the First Amendment Effective Date.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the undersigned has duly executed this Amendment as of the date first above written.

BORROWER:

ALBANY MOLECULAR RESEARCH, INC.

By:	/s/ Mark T. Frost
Name: Mark T. Frost
Title: CFO

GUARANTORS:

AMRI BOTHELL RESEARCH CENTER, INC.

By:	/s/ Lori Henderson
Name: Lori Henderson
Title: Secretary

AMRI BURLINGTON, INC.

By:	/s/ Lori Henderson
Name: Lori Henderson
Title: Secretary

AMRI RENSSELAER, INC.

By:	/s/ Lori Henderson
Name: Lori Henderson
Title: Secretary

BANK OF AMERICA, N.A., as Administrative Agent, a Lender and L/C Issuer

By:	/s/ G. Christopher Miller
Name: G. Christopher Miller
Title: Senior Vice President

JPMORGAN CHASE BANK, N.A., as a Lender

By:	/s/ Kristin Sands
Name: Kristin Sands
Title: Underwriter II

RBS CITIZENS, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Peter G. Scapicchio
Name: Peter G. Scapicchio
Title: Vice President

SCHEDULE A

Specified Defaults

(1)           Failure of the Borrower to comply with minimum Consolidated EBITDA covenant in Section 7.11(a) of the Credit Agreement for the Measurement Period ended as of September 30, 2011.